UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-1
GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL BUSINESS
ISSUERS
Under Section 12(G) of the Securities Exchange Act of 1933
HEALTHCARE CORPORATION OF AMERICA
(Name of Small Business Issuer in its Charter)

NEW JERSEY	26 2071625

(State of other jurisdictional incorporation or organization)	(I.R.S. Employee Identification No.)
2833
(Primary Standard Industrial Classification Code Number)
Gary Sekulski, CEO and President, 36 Kevin Drive, Flanders, New Jersey 07836
Tel 973 796 4216
(Address , including zip code, and telephone number, including area code, of registrants’
principal executive offices)
Copy to
Joseph Drucker, Attorney, 43 Sawgrass Street, Jackson, New Jersey 08527
732 928 5965
(Name, address, including zip code, and telephone number, including area code, of agent for services)
Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration statement number of earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration statement number of earlier effective registration statement for the same offering. ☐
*Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities	Amount	offering	Aggregate	Amount of
to be	to be	Price	offering	registration
registered	registered	per share	price	fee
Common	13,630,000	$0.50	$6,815,000	$380.28

Up to 13,630,000 shares of our common stock may be sold by the selling shareholders to the public at a fixed price of $0.50 per share until such time as the shares of our common stock are quoted on the NASD Over-the Counter Bulletin Board (“Board”) or listed on an exchange. Although we intend to apply for quotation of our common stock on the OTCBB, public trading of our common stock may never materialize. If our common stock becomes quoted on the OTCBB, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.
The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further statement which specifically states that this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS SUBJECT TO COMPLETION, DRAFTED APRIL, 2009
HEALTH CARE CORPORATION OF AMERICA
This prospectus relates to the resale, form time to time, of up to 13,630,000 shares of our common stock at $0.50 by the selling shareholders named in the “Selling Shareholders” section of this prospectus. Healthcare Corporation of America will not receive any proceeds from this offering and has not made any arrangements for the sale of these securities. See “Risk Factors” commencing on page 8 for a full discussion of the risks involved in this offering.

			Proceeds to Selling
	Offering Price	Commissions	Shareholders
Per Share	$0.50	N/A	$0.50
Total	$6,815,000	N/A	$6,815,000
The information in this prospectus may be changed. We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments of supplements carefully before you make your investment decision.
This prospectus is not an offer to sell our securities and it is not soliciting an offer to buy our securities in any state where the offer or sale is not permitted.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.
The selling stockholders or their permitted transferees or other successors in interest may, but are not required to, sell their holdings at a fixed price of $0.50 per share until our shares are quoted on the OTC Bulletin Board. Thereafter they may sell their holdings in a number of different ways and at varying prices as determined by the prevailing market price for the shares or, privately as negotiated prices. See “Plan of Distribution” on Page 12 for a description of how the selling stockholders may dispose of the shares covered by this prospectus. We do not know when or in what amount the selling stockholders may offer the shares for sale.
We will not receive any of the proceeds from sales of shares made by the selling stockholders pursuant to this prospectus. We have agreed to pay certain expenses related to the registration of the shares pursuant to the registration statement of which this prospectus forms a part.

These shares are presently not traded on any market or securities exchange. We cannot assure you that a market maker will undertake to file the necessary documents with The Financial Industry Regulatory Authority (FINRA”) which operates the OTC Electronic Bulletin Board, nor can we assure you that such an application for quotation will be approved.
THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.
THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus and in any accompanying prospectus supplement. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from the information contained in this prospectus. The information in this prospectus is accurate only as of the date of this prospectus, regardless of when this prospectus is delivered or when any dale of our common stock occurs.

PROSPECTUS SUMMARY
The following summary highlights selected information contained in this registration statement. This summary does not contain all the information you should consider before purchasing the securities from the selling shareholders. Before making an investment decision, you should read the entire prospectus carefully including the “RISK FACTORS” SECTION, THE FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS. As used throughout this prospectus, the terms “Healthcare,” the “Company,” “we,” “us,” and “our” refer to Healthcare Corporation of America. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.
HCA is a product development and marketing company that has developed a new business model that will reduce and control pharmacy costs for non-profit organizations.
Healthcare Corporation of America was incorporated under the laws of New Jersey, February 26, 2008. As of the date specified all cash has been raised from the issuance of securities. $32,500 from sale of shares through a Private Placement Memorandum Form D filing. $200,000 from a Stock Purchase Agreement with First Time II LLC.
Our administrative office is located at 36 Kevin Drive, Flanders, New Jersey 07836. The company year end is December 31, 2008.
THE OFFERING

Securities Being Offered	Up to 13,630,000 shares of our common stock held by the HCA shareholders named in this prospectus.

Offering Price and Plan of Distribution	The selling shareholders named in this prospectus will sell 13,630,000 shares of our common stock offered under this prospectus at an offering price of$0.50 per share unless the offered shares are quoted on the Over-the-Counter Bulletin Board. We intend to apply to the Over-the-Counter Bulletin Board to allow for the trading of our common stock when we become a reporting entity under the Securities

Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develop, the actual price of our stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders in this prospectus.

Minimum Number of Shares to be sold in this Offering	None

Securities issued and to be issued	13,600,000 shares of our common stock are issued and outstanding as of the date of this prospectus.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock listed in this prospectus by the shareholders. The selling shareholders will receive the proceeds from any resale of our common stock covered by the prospectus.
SUMMARY FINANCIAL INFORMATION

As of Period
Balance Sheet Data	Ended December 31, 2008
Cash	$14,209
Total Assets	$14,209
Total Liabilities	$453,601
Stockholders’ Deficit	$(439,392)

For the Period from Inception
On February 26, 2008
Statement of Operations Data	To December 31, 2008
Revenue	$0
Total Expenses	$635,078
Net Income (Loss)	$(740,792)

Investment in HCA involves significant risks. The Company will not be raising any funds in this offering. We will need to raise additional funds to meet future requirements.
RISK FACTORS
There is no assurance that our business will be profitable. An investment in our common stock involves high degrees of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business operating results and financial condition could be seriously harmed.
You cannot evaluate the investment merits of our Company because we have no operating history.
We were incorporated in February 26, 2008 and we have not started our proposed business operations or realized any revenues, which makes it difficult to evaluate the investment merits of our Company. We are a start-up company. We have no operating history and we do not have any business prior to our organization. As of December 31, 2008 we incurred total expenses of $635,078.
We may not be able to continue as a going concern if we do not obtain additional financing.
Because our lack of sufficient funds and short operating history incurring only expenses, and no revenues, our independent accountants’ audit report states that there is substantial doubt about our ability to continue as a going concern. Our independent auditor in their audit report have stated that we incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. As of the date hereof, all our cash has been raised from the issuance of securities.
We are highly dependent on our senior management. The loss of our executive officers could hinder our ability to pursue our stated plan of operations and obtain debt or equity financing, if and when required.
We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management and in particular, Gary Sekulski, CEO. Mr. Sekulski has been in the prescription drug industry for over 35 years. We believe that the loss of Mr. Sekulski’s business and management experience could hinder our ability to pursue our stated plan of operations and obtain debt or equity financing, if and when required.

Risks Associated with this Offering
Because we have nominal assets, we are considered a “shell company” and will be subject to more stringent reporting requirements.
The Securities and Exchange Commission (“SEC”) adopted rules which defines (as defined by Rule 405 of the Securities Act and Exchange Act Rule 12b-2) a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset therefore, we are defined as a shell company.
Our two directors, Gary Sekulski and Joseph Drucker, control approximately 92% of our outstanding shares of common stock. The interests of our directors may not be, at all times, the same as that of other shareholders. Since our directors are not simply passive investors but are also our directors and officers of the company, their interests as management may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our management exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, management will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of Services with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership with our directors may also have the effect of delaying, deferring or preventing a change in control of HCA, which may be disadvantageous to minority shareholders.
If the shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.
Our common stock is presently not traded or quoted on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fail. The shares of common stock covered by this prospectus represent 100% of the common shares outstanding as of the date of this prospectus.
Because there is no public trading market for our common stock, you may not be able to resell your shares.

We have very limited financial resources. As of December 31, 2008 we had total assets of $14,209 consisting of cash on hand and an accumulated deficit of ($439.392). Our auditor has issued a “going concern” opinion and has expressed substantial doubt about our ability to continue as a going concern. Our continuance as a going concern is dependent on our ability to obtain equity or debt financing and generate profitable revenues. Even if we do obtain adequate capital, the outcome or success cannot be predicted with any certainty at this time. Our financial statements do not include any adjustments for these uncertainties. If we cannot continue as a viable entity, we will suspend or cease operations. If this were to occur, stockholders may lose their entire investment.
Further, our company plans to have its shares quoted on the OTC Bulletin Board. There are no assurances that we will be successful in listing our shares. There is currently no public trading market for our common stock. Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.
FORWARD-LOOKING STATEMENTS
Some of the statements under the “Prospectus Summary,” “Risk Factors,” “Plan of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus.
In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “intend,” “expects,” “plan,” “anticipates,” “believes,” “estimates,” “ predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus.

USE OF PROCEEDS
The Company will not receive any proceeds from the registration of common shares in this prospectus.
DETERMINATION OF OFFERING PRICE
Offering price of our common shares by which our shareholders may sell their shares prior to the quotation of the Company’s shares on the OTC Bulletin Board (“OTCBB”) will be arbitrarily chosen based on our internal assessment of what the market would support. Our founding shareholders purchased 13,000,000 of our common shares at a price of $0.0001 per share on March 10, 2008. The offering price of our shares are substantially higher than the price paid by our founding shareholders, and exceeds the per share value of our net tangible assets.
You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces HCA to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any of our common stock by comparison to the offering price.
There is no established public market for the shares of common stock being registered. As a result, the offering price and other terms and conditions relative to the shares of common stock offered hereby have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.
We intend to apply to the OTCBB to allow the quotation of our common stock upon HCA becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file this S-1 registration statement under the Exchange Act with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes as quoted and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale of by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.
DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.
SELLING SECURITY HOLDERS
The selling shareholders named in this prospectus are offering 13,630,000 share of our common stock acquired by the selling shareholders from HCA in offerings that were exempt from registration.
1.	The selling shareholders, three founding shareholders, acquired 13,000,000 shares of our common stock from us at a price of $0.0001 per share that was exempt from registration on March 10, 2008.

2.	Three selling shareholders acquired 65,000 shares of HCA common stock from a Form D Reg-504 Private Placement Memorandum at $0.50 per share.

3.	First Time II LLC purchased 400,000 shares under a Stock Purchase Agreement dated August 28, 2008 for a purchase price of $0.50 per share.
The term “selling shareholders” includes donees, pledges, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift, pledge or other non-sale related transfer.
Based on information provided to us by the selling shareholders, the following table provides information as of December 31, 2008, regarding the number of shares of our common stock held by each of the selling shareholders as of the date hereof, including: (1) the total number of shares that are to be offered by each; (2) the percentage owned by each prior to the offering; (3) the percentage owned by each upon completion of the offering; and (4) the identity of the beneficial holder of any entity that owns the shares.
Except as disclosed in the table below, to the best knowledge of management of the Company, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in the table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
Except as disclosed below, none of the selling shareholders
(i)	has had a material relationship with us or any of our affiliates other than as a security holder at any time within the past three years; or *

(ii)	has ever been one of our officers or directors.

*	Except for # 1, 2 and 3 who are officers and directors

		Shares Beneficially Owned		Total Shares	Shares Beneficially Owned
	Name and Address of	Prior to the Offering		Offered by this	After the Offering
	Selling Shareholders	Number	Percent	Prospectus (1)	Number	Percent
1	Gary Sekulski	9,500,000		9,500,000		0.0%
	56 Kevin Drive Flanders, NJ 07838

2	The Joseph Drucker	3,000,000		3,000,000		0.0%
	1995 Trust c/o Thomas Fortin Trustee 165 East 66 Street New York, NY

3	Jan Goldberg	500,000		500,000		0.0%

4	Matilda Bruno	50,000		50,000		0.0%

5	Steve Monetti	20.000		20.000		0.0%

6	Colonial Consulting Group LLC	60,000		60,000		0.0%

7	Buy and Sell Pharmacy.com	25,000		25,000		0.0%

8	Scott M. Cutler	20,000		20,000		0.0%

9	Joann R. DeSheplo	20,000		20,000		0.0%

10	Wayne Miller	10,000		10,000		0.0%

11	Kathleen Muhlmeister	25,000		25,000		0.0%

12	First Time II LLC	400,000		400,000		0.0%

PLAN OF DISTRIBUTION
Summary
We have agreed to register for public resale our common shares, which have been issued to the selling shareholders. This offering will terminate on the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus of Rule 144 under the Securities Act or any other rule of similar effect. The selling shareholders will receive all of the net proceeds from their sales. Prior to having the shares quoted on OTCBB, the selling shareholders may, from time to time, sell all or a portion of the shares of common stock of our Company, which they own at $0.50 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market prices on the OTCBB or privately negotiated prices, which may be less than or greater than $0.50 per share. Presently, the selling shareholders cannot sell their common stock of our company except in accordance with new Rule 144 under the Securities Act because we are defined as a “shell company.”
The selling shareholders may sell their shares of common stock of our company directly to purchasers or may use brokers, dealers, underwriters or agents to sell such Shares. Brokers or dealers may receive commissions, discounts or concessions from a selling shareholder or, if any such broker or dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved.
The selling shareholders and any brokers, dealers or agents that participate with the selling shareholders in sales of their shares or common stock of our Company may be deemed to be “underwriters’ within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such brokers, dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.
We are required to pay all fees and expenses incident to the registration of our shares of common stock offered hereby other than broker or dealer discounts and commissions.
The officers and directors of HCA have agreed to sell only shares as allowed by the volume limitations under Rule 144 for the first year that company stock is traded on the OTCBB.

SELLING SHAREHOLDER’S “UNDERWRITER” STATUS: PROSPECTUS DELIVERY REQUIREMENT
Shareholders of the Company who resell their securities pursuant to this prospectus may be deemed to be statutory “underwriters” (as defined in Securities Act of 1933 Section 2(11)) and “engaged in a public distribution.” Accordingly, HCA intends to deliver a prospectus to each shareholder. Each selling shareholder should review it carefully and deliver it to any broker or dealer engaged to sell stock or to any buyer in a direct sale. Selling shareholders and certain brokers and dealers are required to deliver a prospectus 48 hours prior to confirming sales. Additional copies of the prospectus may be printed by accessing it on the SEC website at http:\www.sec.gov, or it may be obtained by writing or calling Healthcare Corporation of America, 36 Kevin Drive, Flanders, New Jersey 07836, telephone 973 796 4216. See “Selling shareholders” above for information as to the largest shareholders, the amounts owned, and any relationships with HCA.
Suggested Selling Shareholder’s Underwriting Compliance Procedures
Except as indicated under “Selling Shareholders” none of the shareholders is known to HCA to be a broker-dealer or affiliates of broker-dealers or to have any experience in the distribution of securities or to have any material relationships with HCA. HCA is not aware of any intent by a shareholder to engage in passive market making transactions as permitted by Rule 10b-6A under the Securities Exchange Act of 1934 or in stabilization or other transactions affecting the market price. We are not aware of any intent by our officers, directors or principal shareholders to purchase shares from selling shareholders.
It is suggested to selling shareholders that, to avoid technical violations of underwriting regulations, they should observe the prospectus delivery requirement described herein and also consult with their legal counsel. These suggestions do not constitute legal advice or any representation or warranty that these are necessary or sufficient to comply with or avoid enforcement action (civil or criminal) for alleged violations of any type of law. Shareholders engaging in any direct or indirect transactions of any nature as to any of HCA’s securities do so at their own risk and expense. All sales should be conducted through brokers or dealers, who should be given a copy of the prospectus and advised of the SEC and NASD position that such sales may be deemed to be part of a “public distribution” by statutory “underwriters” (selling shareholders). No purchases of shares or other transactions having the purpose or effect of affecting the price should be engaged in my or on behalf of shareholders before or after the sale. HCA’s public reporting status should be brought to the brokers’ or dealers’ attention. Updated information about HCA will be in the reports to the SEC at

http:\www.sec.gov. See “Available Information” near the end of the prospectus for further details on how to obtain copies of such reports.
Although isolated resales often are exempt from state “blue sky” securities regulation and registration requirements and the reporting company status of an issuer broadens the availability of resale exemptions, selling shareholders should be cautious in view of their “underwriter” status in the eyes of the SEC and NASD. They are urged to consult qualified local securities counsel. HCA is not undertaking, and it will be the selling shareholders’ responsibility, to file any necessary state exemption, qualification, or registration statements or notices (such as Form U-1) and offering documents (such as this prospectus) if needed for resales in a particular state.
The selling shareholders may offer their shares of common stock at various times in one or more of the following transactions:
•	In the over-the-counter market;

•	In private transactions other than in the over-the-counter market;

•	In connection with short sales of our shares;

•	By pledge to secure debts and other obligations; or

•	In a combination of any of the above transactions.
The selling shareholders may sell their shares at market prices prevailing at the time of the sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. Until the shares of the Company are quoted for trading on the OTCBB, the selling shareholders will sell their shares at a price of $0.50 per share. After the shares of the Company are quoted for trading on the OTCBB, the selling shareholders may sell their shares at the then market price on the OTCBB or privately negotiated prices, which may be less than or greater than $0.50 per share.
The selling shareholders may use brokers or dealers to sell their shares. Sales through brokers of dealers may involve one or more of the following;
•	Block trades in which the broker or dealer so engaged will attempt to sell the selling shareholder’s shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	Purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers.
If a broker or dealer is engaged by a selling shareholder, such broker or dealer may either receive discounts or commissions from the selling shareholders, or they will receive commissions from purchasers of shares for whom they acted as agents. Affiliates of one or more of the selling shareholders may act as principals or agents in connection with the offer or sale of shares by selling shareholders.
Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended, provided that they meet the criteria and conform to the requirements of that Rule.
Selling shareholders have been advised that during the time each is engaged in distribution of the securities covered by this prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:
•	Shall not engage in any stabilization activity in connection with our securities;

•	Shall furnish each broker through which securities covered by this prospectus may be offered the number of copies of this prospectus which are required by each broker; and

•	Shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.
The selling shareholders and any brokers, dealers or agents that participate with the selling shareholder in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales and subject to any liabilities under such Act. Any commissions received by such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
LEGAL PROCEEDINGS
We are not currently a party to, nor are any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

Our agent for service of process is Joseph Drucker, Attorney at Law, 43 Sawgrass Street, Jackson, New Jersey 08520.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The following table sets forth the directors and executive officers of our company, their ages, term served and all officers and positions with our Company. Pursuant to our bylaws, our directors are elected at our annual meeting of stockholders and each director holds office until the successor is elected and qualified. Officers are appointed by our Board of Directors and hold office until an officer’s successor has been duly appointed and qualified unless an officer sooner dies, resigns or is removed by the Board.
There are no arrangements or understandings regarding the length of time a director of our company is to serve in such a capacity.

Name	Age	Position
Gary Sekulski	61	Director, President and CEO
Joseph Drucker	87	Director, Secretary, Corporate Counsel
Jan Goldberg	57	Executive Vice President, Administration
Set forth below is a brief description of the background and business experience of our current executive officers and directors:
Gary J. Sekulski – CEO, President and Director
Mr. Sekulski is an experienced executive with a primary focus on business development and the development of products and services to effectively address operational and marketing challenges in the healthcare and prescription drug market sectors. Mr. Sekulski was a Founder and President of Broadreach Medical Resources where he created a new more cost effective business model for administrating prescription drug programs using transparency and full disclosure business practices. He was President of the Gladstone Consulting Group, a healthcare product development, medical underwriting and project management company that developed innovative products in chronic illness management, prescription drugs and dental. Over the years, Mr. Sekulski has held various executive positions with organizations such as Executive Vice President at Summit Health Administrators, an organization that processed the professional claims for HIP of New York servicing HIP’s 1.2 million members, and Senior Vice President of Product Development at Medco Containment Services (now Medco Health Solutions), where he was instrumental in developing mail service plans, integrated walk-in card/mail service plans, managed care pharmacy networks, formulary/ rebate programs and the marketing strategies to implement these programs. Prior to this, Mr. Sekulski had been the National Director of Metropolitan Life Insurance Company’s provider network programs including prescription drugs

(GM, Goodyear, GE), vision (created Bell Company and AT&T original program) and dental (formulated first national network). In this capacity, claims operations with over 750 employees reported to Mr. Sekulski. While at Metropolitan, Mr. Sekulski also supervised Metropolitan’s Internal Medical Underwriting Division. Mr. Sekulski has served on the 1985 General Motors/UAW Benefits Cost Containment Task Force; the Medicare Catastrophic Prescription Drug Act Committee; Chair of the HIAA Pharmaceutical Relations Committee; Chair of the By-laws Committee-National Council of Prescription Drug Programs. He has also been a member of the Self-Insurance Institute of America, and the National Association of Chain Drug Stores. Mr. Sekulski is a graduate of Stony Brook University.
Jan Goldberg-Executive Vice President -Administration
Mr. Goldberg has a proven record of improving operations and unit performance while reducing costs in the challenging health care environment. He has managed complex multiple sites and large operations, negotiated mergers and acquisitions, labor contracts and business contracts. Mr. Goldberg’s diverse career has included Senior Vice President of Facility Operations for Integrated Medical LLC, a medical and Real Estate Management Company; Principle, Founder and Executive Vice President of Modern Medical Modalities Corporation, a multi state diagnostic imaging company; Founder and President of CSB Billing and Management Inc., a physician billing company located in Florida. He has also served as Director of Operations for Advacare, Inc. a national billing and Management Company and as New Jersey Director of Operations for Sonix Medical Resources. Early in his career he has served in the finance departments of Booth Memorial Medical Center and Staten Island University Medical Center. He started his career with Blue Cross/ Blue Shield of Greater New York. Mr. Goldberg is a graduate of Pace University.
Joseph Drucker-Corporate Counsel, Secretary and Director
Mr. Drucker, Esq., manages HCA’s Legal Department and Legal affairs which will include overseeing HCA’s filings with the Securities and Exchange Commission. Mr. Drucker has had a distinguished career from 1946 to date serving as a Director and Officer of both Private and Public Corporations. From 1983 to 1997, Mr. Drucker served as Co-Chairman, Secretary and General Counsel of a small cap public Company. Mr. Drucker has been in the private practice of law since 1973. He was a partner in the law firm of Himmelman, Hurley, Drucker and Himmelman. As an attorney, Mr. Drucker limits his practice to corporate law and specializes in the formation of business plans, Private Placement Memoranda and the filing of registration statements with the Securities and Exchange Commission to authorize the sale of Company’s securities to public investors and reverse mergers. Mr. Drucker’s diverse career also included being a managing partner of the accounting firm of Reimer, Drucker, Biegeleisen and Standard located in Freehold, New Jersey. Mr. Drucker Attended Columbia University and received a B.S. Degree in Business and Accounting from Long Island University and a Juris Doctorate Degree from Brooklyn Law School.

Summary Annual Compensation Table

	Compensation-	October 1, 2008	($) Number of shares
Name and Principal Position	($) Salary	($) Bonus	Underlying Options (#)
Gary Sekulski, CEO	$360,000	NONE	NONE
Joseph Drucker, Secy	$120,000	NONE	NONE
Jan Goldberg, Exec VP	$180,000	NONE	NONE
See financial statements Note 3, Executive Compensation (accrued salaries).

Director Compensation Table

	Fees Earned or	Stock Awards of
	Paid in Cash	Options	All other Compensation
Name	($)	($)	($)
Gary Sekulski	NONE	NONE	NONE
Joseph Drucker	NONE	NONE	NONE
Note: Board of Directors will determine if bonus payments will be made at end of fiscal year based on financial position. Board of Directors may also determine if fees will be paid to Directors.
We do not presently have a stock option plan but intend to develop an incentive based stock option plan for our officers and directors in the future and may reserve a percentage of our outstanding shares of common stock for that purpose.
COMMITTEES OF THE BOARD OF DIRECTORS
The functions of the audit committee are currently carried out by our Board of Directors. We do not have a financial expert on our Board. Our Board has determined that we do not need such an expert. The cost of hiring a financial expert to act as a director of HCA and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of joromg a financial expert on the audit committee. We do not have a compensation committee, nominating committee, an executive committee on our board of directors, stock plan committee or any other committees.
INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS
None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past five years:
•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action ), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of December 31, 2008, with respect to the beneficial ownership of our company’s common stock with respect to each named director and executive officer of our Company, each person known to our company to be the beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of our Company as a group. Unless otherwise indicated, the address for each listed person is c/o Healthcare Corporation of America, 36 Kevin Drive, Flanders, New Jersey 07836.

		Amount and Nature
		of Beneficial	Percentage
Name and Address	Title of Class	Ownership	of Class
Gary Sekulski	Common	9,500,000	69.9
President, CEO and Director
Joseph Drucker	Common	3,000,000	22.0
Secretary and Director
JanGoldberg	Common	500,000	3.7
Vice President administration

(1)	The percentage of class is based on 13,630,000 shares of common stock issued and outstanding as of the date hereof.
The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.
DESCRIPTION OF CAPITAL STOCK
The shares registered pursuant to this registration statement are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.
Common Stock
HCA is presently authorized to issue 25,000,000 shares of common stock, no par value per share. As of the date hereof, there were 13,630,000 shares of our common stock issued and outstanding, held by 12 stockholders of record.
Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or in the case of selection of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing ten-percent (10%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.
Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore. See “Dividend Policy.”
Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board directors, upon liquidation, dissolution or winding up of HCA, the holders of shares of our common stock will be entitled to receive pro rata all assets of HCA available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).
Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.
Preferred Stock
As of the date hereof, HCA has no preferred stock authorized or issued.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.
Share Purchase Warrants
We have not issued and do not have outstanding any warrants to purchase shares of our common stock.
Options
We have not issued and do not have outstanding any options to purchase shares of our common stock.
Convertible Securities
We have not issued and do not have outstanding any convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.
LEGAL MATTERS
Joseph Drucker has provided an opinion of the validity of our common stock offered by the Selling Shareholders.

Experts
Moore Associates, (”Chartered Accountants”), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Moore Associates has presented their report with respect to our audited financial statements. The report of Moore Associates is included in reliance upon their authority as experts in accounting and auditing.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
There have not been any changes in or disagreements with our accountants on accounting and financial disclosure or any other matter.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
No Public Market for Common Stock
There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of this registration statement of which the prospectus forms a part. We are qualifying for resale up to 13,630,000 common shares pursuant to this registration statement. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.
New Rule 144
HCA is presently a “shell company” as defined under rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. Effective February 15, 2008, the SEC amended Rule 144 of the Securities Act of 1933, which do not allow shareholders to rely on Rule 144 for the resale of securities of a shell company. Shareholders may only rely on new Rule 144 if HCA ceases to be a shell company and only if all of the following conditions are met: the issuer has ceased to be a shell company; the issuer is subject to the reporting requirements of the Exchange Act; the issuer has filed all Exchange Act reports required for the past 12 months; and at least one year has elapsed from the time that the issuer filed current Form 10 information on Form 8-K changing the status to a non-shell company.

If HCA is defined as not a “shell company,” a total of 13,630,000 shares of our restricted common stock will be available for resale to the public, in accordance with the volume and trading limitations of new Rule 144. Also pursuant to the amended provision of Rule 144, following the six-month holding period but before one year after their acquisition of the securities, a person who is not an affiliate and has not been an affiliate for at least three months prior to the sale, will be able to make unlimited public resales under Rule 144 except that the current public information requirement will still apply. After the one-year holding period, such non-affiliates may make unlimited public resales under rule 144 and need not comply with any other rule 144 requirements.
The one year and six month holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate. However, we are a “shell company” and shareholders holding restricted stock cannot rely on Rule 144 to resell their restricted shares.
Penny Stock Regulation
Our shares will have to comply with the Penny Stock Reform Act of 1990, which may potentially decrease your ability to easily transfer our shares. Broker-dealer practices in connection with transactions in “penny Stocks” are regulated. Penny stocks generally are equity securities with a price of less than $5.00. the penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and other quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that has to comply with the penny stock rules. As our shares immediately following this offering will likely have to comply with such penny stock rules, investors in this offering will in all likelihood find it more difficult to sell their securities.
EXPERTS
The financial statements included in this prospectus have been audited by Moore & Associates, Chartered Public Accountants. Reference is made to the auditor’s report. These financial statements are furnished in reliance upon the auditor’s report.

INDEMNIFICATION
New Jersey corporate law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
New Jersey corporate law also provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
Our Articles of Incorporation and By-Laws limit the liability of our directors, officers, agents, fiduciaries and employees to the fullest extent permitted by the New Jersey Revised Statutes. Specifically, directors of the company will not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as directors, except liability for: (i) any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of New Jersey law; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Our governing documents therefore protect officers, directors, agents, fiduciaries, and employees to the fullest extent permissible under New Jersey law.
DISCLOSURES OF COMMISSION’S POSITION ON INDEMNIFICATION
OF SECURITIES ACT LIABILITIES
We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will either rely upon the opinion of counsel as to whether or not to pay indemnification, or submit the matter to a court of appropriate jurisdiction.
Dividends
No dividends have been declared on the common shares as of the date hereof and the Company has no plans to declare dividends in the near future.
Disclosures of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification bi it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.
The foregoing right of indemnification shall not be deemed exclusive of any rights to which any officer or director or employee may be entitled apart from the provisions of this section.
The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is not disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.
Transactions with Related Persons
On March 10, 2008, we issued 13,000,000 shares of our common stock to Gary Sekulski, Joseph Drucker and Jan Goldberg, our directors and officers, at $.0001 per share and aggregate proceeds of $1300.
Reports to Security Holders

We intend to furnish our stockholders annual reports containing audited financial statements.
The financial statements included in this prospectus have been audited by Moore & Associates, Chartered Accountants. Reference is made to the auditor’s report. These financial statements are furnished in reliance upon the auditor’s report.
AVAILABLE INFORMATION
We have filed with the SEC a registration statement on Form S-1 to cover the securities to be sold hereunder. This prospectus forms a part of that registration statement, and the registration statement also includes certain exhibits. This prospectus therefore does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Copies of the registration statement, including the exhibits to the registration statement, may be examined without charge ad the public reference room of the SEC, 100 F Street, N.W., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.
As a result of this offering, we will become subject to the informational and reporting requirements of the Securities Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.
BUSINESS
INTRODUCTION
GENERAL
Healthcare Corporation of America
Any estimates and projections contained herein have been prepared by management of the company and involve significant elements of subjective judgment and analysis.

EXECUTIVE SUMMARY
Healthcare Corporation of America
Background
The pharmaceutical market sector is the most profitable of all U.S. industries based on revenue, equity and assets according to Fortune Magazine. Within this sector, the fastest growing and most profitable component of the medication dispensing process is the “Closed Door Pharmacy” (a pharmacy that does not service the general public). At the present time, Closed Door Pharmacies include Long Term Care (nursing homes and assisted living facilities) Mail Order, Specialty Pharmacy, and Central Fill Pharmacy (funded prescription drug programs).
Corporate Organization
HCA is a New Jersey Corporation that was formed February 26, 2008. At the present time, HCA is a Product Development and Marketing Company that has developed a new business model that will reduce and control pharmacy costs for non-profit organizations through a product offering that utilizes the Closed Door Pharmacy concept in a new and unique way. For its pharmacy ventures, HCA has formed, Prescription Corporation of America (PCA), a wholly owned subsidiary. In order to provide dispensing pharmacy services, PCA has entered into participating pharmacy agreements with Kings Pharmacy, Newark, New Jersey, Jacobs Pharmacy, Paterson, New Jersey and Fountain Hill Pharmacy in Bethlehem, Pennsylvania. HCA plans to add pharmacies to service clients in new geographic locations as the demand for its product grows and to open HCA’s own pharmacy in the future.
HCA has also entered into discussions with Standard Security Life Insurance to form a reinsurance underwriting facility (a planned HCA subsidiary for the First Quarter 2009) in order to guarantee the lower program costs achieved by PCA programs to plan sponsors through an Aggregate Stop Loss Policy. In the future, HCA plans to add a Pharmacy Benefit Manager (PBM) subsidiary which will service prescription drug programs, thereby, complementing HCA’s two other subsidiaries and which will add a third source of revenue.
As part of its business strategy, HCA plans to become a public company. Currently, HCA is seeking up to $1 million in funding through a Private Placement Memorandum at $.50 per share to accelerate its growth rate. HCA is a non-trading Company with 25 million authorized shares of common stock. Our intention is to file this S-1

Registration, through a market maker file a 15c211 and become a public company trading on the OTCBB.
Operations
PCA’s pharmacies house both Unit Dose (packaging of medications by Bingo Punch Cards, Unit Dose Boxes or PAC Med Pouches) and Vial (packaging of medications into patient specific containers) Base dispensing capabilities in one Closed Door Pharmacy. This gives PCA access to the long term care and funded prescription drug program market sectors as a Long Term Care Pharmacy, Mail Order Pharmacy and Central Fill Pharmacy. While each of these pharmacies service different end recipients, there is commonality in staff, particularly among pharmacists, administrative functions and purchasing practices. As part of the plan, HCA will centralize corporate staff, sales and marketing, pharmaceutical purchasing and redundant administrative functions in one location. It is anticipated that this structure will add margin because of the improved overall cost effectiveness of the Company and due to the improvement in purchasing practices of medications with the consolidation of volume.
Marketing Strategy
With this multiple pharmacy capability, HCA is focusing on the non-profit market sector which includes school districts, charitable organizations, hospitals, colleges, non-profit long term care facilities and universities. HCA has worked closely with the Federal Trade Commission and has received several favorable rulings from governmental agencies that permit PCA to improve purchasing practices and pricing for these non-profit entities. This has become a significant competitive advantage for HCA.
HCA has also been approached by several Home Health Care Agencies to have PCA could formulate a solution to the administration of medication to home patients being serviced by these agencies. Currently, to comply with laws, Nurses must transfer medications from vials obtained at the patient’s pharmacy to daily dose 30 day bingo cards so that care givers can distribute medications to patients. In response to this demand, PCA has formulated a new pharmacy product for this market sector which solves the medication administration problems for home care agencies at a reduce cost to the home care patients these agencies service by using unit dose pouch packaging with direct home delivery.
In order to promote the fastest distribution of product in the market, HCA has decided to compliment its internal sales efforts and has contracted with or is in the process of contracting with several major sales distribution systems that present multiple immediate business opportunities. These organizations include the Colonial

Consulting Group; Willis HRH, a top 10 national insurance broker employee benefit consultant; independent sales agents, John Wohtowicz and AXA Financial Group.
Current Status
PCA launched its Non-Profit Pharmacy Program in the fall of 2008. PCA is implementing its first group of clients effective Second Quarter 2009. These include School Districts in Fort Lee, Phillipsburg, and Toms River. In addition, PCA is adding the Fort Lee Senior Center. This encompasses approximately 10,000 family units (a family unit is the combination of employee, employee plus spouse, employee plus children and families)*. PCA also has a contractual commitment** from to place 10,000 family units on the non-profit program by July 2009. In addition, PCA is in active discussions with Bergen County Schools, Edison, Woodbridge, Jackson, Berkley and Manchester. PCA is also directly pursuing Englewood, Passaic, Palisades Park, and Cliffside Park. The number of family units for these two groups exceeds 20,000 family units***. In addition, while still in early discussion stages, PCA has had preliminary discussions with the Attorney for the Maryland School System and the Pennsylvania (900,000 family units) and Maryland AFL-CIO with 125,000 family units****.
As part of its non-profit program, PCA has contracted with Palisades Medical Center and is currently pursuing business relationships with Kimball Medical Center in Lakewood, New Jersey; Englewood Hospital; Raritan Bay in Old Bridge; Westfield Hospital in Allentown, Pennsylvania and Doylestown Medical Center. These organizations currently generate over 150,000 prescriptions per year*****.
Lastly, Caring People, a five state home care agency, has approached PCA concerning using its Medicine on Time PACMed Pouch for the approximate 1,000 patients it currently services. We estimate that this would constitute approximately 60,000 to 80,000 prescriptions per year******.

Footnotes: *Group1; **Group 2; ***Group 3; ****Group 4; *****Group 5; and ******Group 6.
Financial Projections-Annualized First Year

	Family	Annual	Annual	Gross
Group	Units	Prescriptions	Sales	Profit	EBITA
1	10,000	90,000	$9,000,000	$1,350,000	$450,000
2	10,000	90,000	$9,000,000	$1,350,000	$450,000
3	20,000	180,000	$18,000,000	$2,700,000	$900,000

	Family	Annual	Annual	Gross
Group	Units	Prescriptions	Sales	Profit	EBITA
4*	62,500	562,500	$56,250,000	$8,437,500	$2,812,500
5	5,000	150,000	$15,000,000	$2,250,000	$750,000
6	1,000	70,000	$7,000,000	$1,050,000	$350,000
Total	108,500	1,142,500	$114,250,000	$17,137,500	$5,712,500

*	Assume 50% sales success rate.

Assumptions:30 Rxs per family unit; $100 per Rx; $15 Gross Profit per Rx; and $6 EBITA per prescription.
STOCK ISSUANCES
The Company was incorporated February 26, 2008. Total authorized shares: 25,000,000. As of December 31, 2009, the Board of Directors approved a total of 13,630,000 shares issued and outstanding.
     Chief Executive Officer and President, Gary Sekulski, 9,500,000 shares.
     Joseph Drucker, Corporate Counsel, Secretary and Chief Financial Officer, 3,000,000 shares.
     Jan Goldberg, Executive Vice President,500,000 shares.
     Matilda Bruno, Consultant,50,000 shares.
     Steve Monetti, Consultant, 20,000 shares.
     Wayne Miller, Consultant, 10,000 shares.
     Scott M. Cutler purchased 20,000 shares for $10,000 as an accredited investor from the Form D Reg 504 Private Placement Memorandum.
     John R. DeSheplo purchased 20,000 shares for $10,000 as an accredited investor from the Form D Reg 504 Private Placement Memorandum.
     Buy Sell Pharmacy.com, Consultant, 25,000 shares.

     Colonial Consulting Group LLC, Consultant, 60,000 shares.
     Kathleen and Keith Muhlmeister, accredited investors from the Form D Reg 504 Private Placement Memorandum, 25,000 shares.
     First Time LLC Stock Purchase Agreement, 400,000 shares.

DESCRIPTION OF SECURITIES
The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation, as amended, and By-Laws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.
Capital Stock
The authorized capital stock of the Company is 25,000,000 shares of common stock, with no par value per share.
As of the date of this prospectus, there are 13,630,000 shares of common stock issued outstanding. There is no preferred stock authorized.
Options and Warrants
There are no outstanding options or warrants or other securities that are convertible into our common stock.
Voting Rights
Each shareholder is entitled to one (1) vote for each share of voting stock.
Dividend Policy
We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.
Transfer Agent
The registrar and transfer agent for our common stock is Corporate Stock Transfer Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80109.
Penny Stock Regulation
The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.
The financial statements of the Company as of December 31, 2008 and for the period from February 26, 2008 (inception) through December 31, 2008, included in this Registration Statement have been audited by Moore & Associates Chartered Accountants, 6490 West Desert Inn Road, Las Vegas, NV 89146, tel. 702 253 7499, and have been so included in reliance upon the report of Moore & Associates Chartered Accountants given on the authority of such firm as experts in accounting and auditing.
UNDERTAKINGS
     The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) OF THE Securities Act of 1922, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424)b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statements or any material change to such information in the registration statement;
Provided, however that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus of prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, on April 22, 2009.

Healthcare Corporation of America
(Registrant)

By	/s/ Gary Sekulski Gary Sekulski, President, Chief Executive Officer Chairman, Board of Directors
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gary Sekulski	President, CEO, Chairman of Board of Directors
(Signature)	(Title)
April 22, 2009

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick C. Brooks and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Healthcare Corporation of America) to sign any or all amendments (Including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do an perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Gary Sekulski
Gary Sekulski
President, Chief Executive Officer Chairman, Board of Directors
Dated: April 20, 2009

HEALTHCARE CORPORATION OF AMERICA
and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2008

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM INCEPTION ON FEBRUARY 26, 2008 THROUGH
DECEMBER 31, 2008

MOORE & ASSOCIATES, CHARTERED
     ACCOUNTANTS AND ADVISORS
          PCAOB REGISTERED
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
Healthcare Corporation of America
(A Development Stage Company)
We have audited the accompanying consolidated balance sheet of Healthcare Corporation of America (A Development Stage Company) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on February 26, 2008 through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Corporation of America (A Development Stage Company) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on February 26, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage, has no established source of revenue, and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
April 16, 2009
6490 West Desert Inn Road, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET

December 31, 2008
Assets
Current assets:
Cash	$14,209

Total current assets	14,209

Total assets	$14,209

Liabilities and Stockholders’ Deficit
Current liabilities:
Accrued expenses	$79,000
Accrued Officers’ Compensation	369,500
Related Party Payables	5,101

Total current liabilities	453,601

Total liabilities	453,601

Stockholders’ deficit:
Common stock, no par value, 25,000,000 shares authorized, 13,630,000 shares issued	301,400
Deficit accumulated during the developmental stage	(740,792)

Total stockholders’ deficit	(439,392)

Total Liabilities and Stockholders’ Deficit	$14,209

See notes to financial statements.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF OPERATIONS

From inception on
February 26, 2008
through December 31, 2008
Sales	$—

Cost of sales	—

Gross profit	—

Operating expenses
Officer’s salaries	466,300
Consulting fees	137,600
Administrative expenses	14,178
Professional fees	17,000

Total operating expenses	635,078

Loss from Operations	(635,078)

Write-off of loan balance due from LTC Specialists, LLC	(105,714)

Provision for Income Tax	—

Net loss	$(740,792)

Loss per share	$(0.06)

Weighted-average number of common shares outstanding	12,777,330

See notes to financial statements.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS

From inception on
February 26, 2008
through December 31, 2008
Operating activities:
Net loss	$(740,792)
Adjustments to reconcile net loss to net cash used in operating activities:
Services paid for with common stock	58,900
Write-off of loan balance due from LTC Specialists, LLC	105,714
Changes in assets and liabilities:
Increase in accrued expenses	79,000
Increase in accrued officers’ compensation	369,500

Net cash used in operating activities	(127,678)

Investing activities:
Increase in loan to LTC Specialists, LLC	(105,714)

Net cash used in investing activities	(105,714)

Financing activities:
Increase in Related Party payable	5,101
Increase in stock sold	242,500

Net cash provided by financing activities	247,601

Net increase (decrease) in cash	14,209

Cash at beginning of period	—

Cash at end of period	$14,209

Cash paid during the period for:
Interest	$—

Taxes	$—

Supplemental disclosure of non-cash financing activities:
Stock for Services, Founders shares	$1,300

Stock for Services, 60,000 shares	$57,600

See notes to financial statements.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION ON FEBRUARY 26, 2008 THROUGH DECEMBER 31, 2008

				Deficit
				Accumulated During
	Shares	Common Stock	Subscriptions	Development	Total
	Issued	Amount	Receivable	Stage	Equity

Founders Shares:
Valued at $0.0001	13,000,000	$1,300	$—	$—	$1,300

Private Placements:
February 26, 2008 $0.50 per share	20,000	10,000	—	—	10,000

February 29, 2008 $0.50 per share	20,000	10,000	—	—	10,000

February 26, 2008 $0.20 per share	50,000	10,000	—	—	10,000

Shares for Services, 3/31/08:
Colonial Consulting Group, $0.50 per share	60,000	30,000	—	—	30,000
Buy Sell Pharmacy.com, $0.50 per share	25,000	12,500	—	—	12,500
Others, $0.50 per share	30,000	15,100	—	—	15,100

Shares for Expenses Paid 3/31/08	—	—	(42,233)	—	(42,233)

Private Placement:
July 3, 2008 $0.50 per share	25,000	12,500			12,500

Stock Issued for cash:
August 28, 2008 $0.50 per share	400,000	200,000			200,000

Services performed for the period ended 12/31/08			42,233		42,233

Net loss	—	—	—	(740,792)	(740,792)

Balance, December 31, 2008	13,630,000	$301,400	$—	$(740,792)	$(439,392)

See notes to financial statements.

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1: Summary of Significant Accounting Policies
Business Activity
Healthcare Corporation of America (HCA) was incorporated in New Jersey on February 26, 2008 with the intent to house institutional pharmacy, mail order pharmacy, and central fill pharmacy services in one closed pharmacy
Private placements on February 26, 2008 and February 29, 2008, raised a total of $35,000 A private placement on July 3, 2008 raised a total of $12,500. HCA raised $200,000 on August 28, 2008 through a stock purchase agreement.
The Company is in its development stage. This stage is characterized by significant expenditures for the design and development of the Company’s products and obtaining financing. Accordingly, the financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development-State Enterprises (SFAS 7).
The accompanying financial statements have been prepared assuming that the company will continue as a going concern As the company is in its development stage, it has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors raise substantial doubt that the company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty
Principles of Consolidation
The consolidated financial statements include the accounts of HCA and its wholly owned subsidiary, Prescription Corporation of America, which was also formed with the intent to enter into the pharmaceutical sales industry. All material intercompany accounts and transactions have been eliminated in consolidation
Cash and Cash Equivalents
Cash and cash equivalents consist of cash on hand and cash in banks, and are stated at cost, which approximates fair market value. The Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.
Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable The Company had $0 accounts receivable at December 31, 2008, and therefore the allowance for doubtful accounts at December 31, 2008 is also $0 Additionally, the Company’s bad debt expense for the period ended December 31, 2008 was $0. The Company does not have any off-balance-sheet credit exposure related to its customers

6

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1: Summary of Significant Accounting Policies (continued)
Use of Estimates in Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the related reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management believes that its estimates are reasonable.
Concentrations of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. The Company generally maintains its cash balances at one financial institution. At times, such investments may be in excess of the Federal Deposit Insurance Corporation limit of $250,000. At December 31, 2008, no cash investment account was in excess of the insured limit.
The Company had $0 gross revenue for the period ended December 31, 2008
Advertising and Promotions
Advertising and promotions are expensed as incurred and included in operating expenses. For the period ended December 31, 2008 advertising and promotion expenses were $0.
Income Taxes
The Company follows the liability method of accounting for income taxes in accordance with SFAS No 109, Accounting for Income Taxes. Under this method, deferred income taxes are recorded based upon the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are recovered or settled.
Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized

7

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 2: Commitments and Contingencies
On February 6, 2008, prior to the inception of HCA, the current management of HCA negotiated and signed a three year agreement with Colonial Consulting Group (“Colonial”) where Colonial would perform certain consulting and business development services for HCA Under the terms of the agreement, Colonial will be issued 60,000 common shares of HCA and HCA will pay Colonial the sum of $5,000 per month for the first six months of the contract for services performed by Colonial. For the remaining six months of the year, HCA will pay Colonial $10,000 per month for services rendered. For the second and third years of the agreement, HCA will pay Colonial $15,000 and $20,000 per month, respectively for services rendered. Over the term of the agreement, Colonial has the option to receive an equivalent portion of common stock in place of payment. In addition, HCA will pay Colonial twenty five cents per prescription for all business placements in HCA’s market sectors Colonial is also entitled to a finder’s fee equal to five percent of invested money for any additional capital Colonial secures in HCA’s interest. Colonial may also acquire the equivalent of five percent of the finder’s fee in common stock at the initial rate of fifty cents per share
Note 3: Executive Compensation
The Company entered into formal employment contracts with its senior officers. These contracts commenced October 1, 2008 and expire after four years. Prior to October 1, 2008, management has estimated an amount that the officers earned on a monthly basis and has accrued the officers’ salaries to date in the financial statements. The officers began the process of developing a business plan for the company in October 1, 2007; therefore, management has paid or accrued fifteen months of officers’ salaries Officers’ salary expense for the period of inception through December 31, 2008 was $465,000, which includes $369,500 of accrued officer’s compensation expense and $95,500 of payments to officers since inception. The Board of Directors of HCA, at a board meeting held March 17, 2009, unanimously voted to defer the accrued salaries due to officers. The board will reinstate the deferred accrued salaries of the officers only when HCA’s cash flow turns positive. The following summarizes the executive compensation to senior management:

8

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Sekulski	Drucker	Goldberg	Total
Accrual for services through 3/31/08	$120,000	$30,000	$60,000	$210,000
Accrual for services 4/1 - 6/30/08	15,000	15,000	15,000	45,000
Accrual for services 7/1 - 9/30/08	15,000	15,000	15,000	45,000
Accrual for services 10/1 - 12/31/08	90,000	30,000	45,000	165,000

Total officers’ compensation expense inception through December 31, 2008	$240,000	$90,000	$135,000	$465,000

Payments for services 2/26 - 3/31/08	$27,000	$—	$5,000	$32,000
Payments for services 4/1 - 6/30/08	12,500	—	—	12,500
Payments for services 7/1 - 12/31/08	50,000	1,000	—	50,000

Total payments for services inception through December 31, 2008	$89.500	$1,000	$5.000	$95,500

Founders’ service expense	$950	$300	$50	$1.300

Founders’ shares for services	9,500,000	3,000,000	500,000	13,000,000

Note 4: Loan with LTC Specialists
In September 2008, HCA loaned $140,000 to Long Term Care Specialists, LLC (“LTC”), a New Jersey based limited liability corporation in the pharmaceutical sales business. No interest was accrued on these loans HCA has received information that LTC has ceased operations due to its continued inability to meet its commitments. It is apparent that HCA’s loan receivable from LTC is uncollectible. Therefore HCA will apply its loan payable of $34,286 to LTC against the $140,000 loan receivable resulting in a write-off of $105,714.
Note 5: Related Party Payables
HCA has loans with certain officers of the Company As of December 31, 2008 the balance of these loans was $5,101. These loans do not bear interest.
Note 6: Stockholders’ Equity
On February 26, 2008, the date of inception, 520,000 shares were issued for cash. On February 26, 2008, an additional 50,000 shares were issued for cash. On February 29, 2008, an additional 20,000 shares were issued for cash. These three private placements raised a total of $35,000.

9

HEALTHCARE CORPORATION OF AMERICA and SUBSIDIARY
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Additionally, on March 31, 2008, 13,000,000 shares were subscribed as founders’ shares at a value of $1,300, and 115,000 shares were subscribed in exchange for services rendered, valued at $57,600. Related capitalized costs of $42,233 were designated as subscriptions receivable at March 31, 2008. For the nine months ending December 31, 2008, all of the previously capitalized costs were expensed for consulting services performed.
On July 3, 2008 25,000 shares of common stock were issued for cash. On August 28, 2008, 400,000 shares of common stock were issued for cash. These two stock issuances raised a total of $212,500
Note 7: Related Parties
Gary Sekulski and Jan Goldberg have been officers of HCA since its inception and held officer positions at LTC until October 2008 when they terminated their employment.
LTC had a consulting arrangement with certain officers of HCA and Colonial whereby services were provided to LTC in 2008 for a fee. In accordance with this arrangement, this fee was paid directly to the officers of HCA and to Colonial who performed the consulting work.

10

EXHIBITS
3.1	Healthcare Corporation of America Certificate of Incorporation

3.2	Prescription Corporation of America Certificate of Incorporation

3.3	Healthcare Corporation of America By-Laws

3.4	Prescription Corporation of America By-Laws

3.5	Colonial Consulting Group, LLC Agreement

5.1	Opinion of Joseph Drucker

6.1	Consent of Joseph Drucker (Included as part of Exhibit 5.1)

8.1	Agreement with Toms River School District*

9.1	Agreement with Phillipsburg School District*

*	To be filed as an amendment